Exhibit 5.1

DLA Piper LLP (US) 444 West Lake Street, Suite 900 Chicago, Illinois 60606-0089 www.dlapiper.com T 312.368.4000 F 312.236.7516

February 16, 2022

Board of Directors

STAG Industrial, Inc.

One Federal Street, 23rd Floor

Boston, Massachusetts 02110

Re:     Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

We have served as special counsel to STAG Industrial, Inc., a Maryland corporation (the “Company”), and STAG Industrial Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”), to be filed on the date hereof by the Company and the Operating Partnership with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance and sale from time to time by the Company and the Operating Partnership, as applicable, of (i) common stock of the Company, par value $0.01 per share (the “Common Stock”), (ii) preferred stock of the Company, par value $0.01 per share (the “Preferred Stock”), (iii) depository shares evidenced by receipts representing fractional interests in Preferred Stock (the “Depository Shares”), (iv) warrants to purchase shares of Common Stock or Preferred Stock (the “Warrants”), (v) rights to purchase shares of Common Stock or other securities (the “Rights”), (v) units consisting of two or more other constituent securities (the “Units”), (vi) debt securities of the Company (the “Company Debt Securities”) to be issued pursuant to an indenture, a form of which is included as an exhibit to the Registration Statement, between the Company and trustees yet to be named (such indenture, together with the applicable board resolution, supplemental indenture or officer’s certificate pertaining to the applicable series of Company Debt Securities, the “Company Indenture”), (vii) debt securities of the Operating Partnership (the “OP Debt Securities”) to be issued pursuant to an indenture, a form of which is included as an exhibit to the Registration Statement, between the Operating Partnership and trustees yet to be named (such indenture, together with the applicable board resolution, supplemental indenture or officer’s certificate pertaining to the applicable series of the OP Debt Securities, the “OP Indenture”), and (viii) guarantees by the Company of the OP Debt Securities (the “Guarantees” and, together with the Common Stock, the Preferred Stock, the Depositary Shares, the Warrants, the Rights, the Units and the Company Debt Securities, the “Company Securities”), having an indeterminate aggregate maximum offering price. The Company Securities and the OP Debt Securities may be issued and sold from time to time in multiple transactions pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act and as set forth in the Registration Statement, any amendments thereto, the prospectus contained therein and any amendments or supplements thereto.

Depositary Shares will be issued under one or more Deposit Agreements (each, a “Deposit Agreement”) between the Company and the depositary party thereto (the “Depositary”), substantially in the form to be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated into the Registration Statement by reference. Any Warrants will be evidenced by a warrant certificate and issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) between the Company and the warrant agent party thereto substantially in the form to be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act and incorporated into the Registration Statement by reference. Any Rights will be issued pursuant to one or more rights agreements (each, a “Rights Agreement”) between the Company and the rights agent party thereto substantially in the form to be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act and incorporated into the Registration Statement by reference. Any Units will be issued pursuant to one or more unit agreements (each, a “Unit Agreement”) between the Company and the unit agent party thereto substantially in the form to be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act and incorporated into the Registration Statement by reference.

Board of Directors

STAG Industrial, Inc.

February 16, 2022

In connection with our representation of the Company and the Operating Partnership, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

(a)	the Registration Statement, including the forms of the Company Indenture and the OP Indenture filed as Exhibit 4.9 and Exhibit 4.10 to the Registration Statement, respectively, and the related base prospectus included therein in the form in which it was filed with the Commission under the Securities Act;

(b)	the Articles of Amendment and Restatement of the Company, together with all amendments and articles supplementary filed to date with respect thereto, as certified by the State Department of Assessments and Taxation of the State of Maryland (the “SDAT”), as of September 21, 2021, and by the Secretary of the Company as of the date hereof (collectively, the “Charter”);

(c)	the Company’s Third Amended and Restated Bylaws, as certified by the Secretary of the Company, as of the date hereof;

(d)	the Certificate of Limited Partnership of the Operating Partnership, together with all amendments thereto, as certified by the Secretary of State of the State of Delaware, as of September 27, 2021, and by the Secretary of the Company, as the sole member of the sole general partner of the Operating Partnership, as of the date hereof (the “Operating Partnership Certificate”);

(e)	the Amended and Restated Agreement of Limited Partnership of the Operating Partnership, together with all amendments and supplements thereto, as certified by the Secretary of the Company, as the sole member of the sole general partner of the Operating Partnership, as of the date hereof (the “Operating Partnership Agreement”);

(f)	copies of resolutions duly adopted by the Board of Directors of the Company (the “Board”) at a meeting held on February 15, 2022, as certified by the Secretary of the Company, as of the date hereof;

Board of Directors

STAG Industrial, Inc.

February 16, 2022

(g)	an executed copy of the certificate of the Secretary of the Company, dated as of the date hereof, as to certain factual matters;

(h)	the certificate of the SDAT regarding the valid existence and good standing of the Company in the State of Maryland, dated February 7, 2022 (the “Company Good Standing Certificate”), and the certificate of the Secretary of State of the State of Delaware regarding the valid existence of the Operating Partnership in the State of Delaware, dated February 7, 2022 (the “Operating Partnership Good Standing Certificate”); and

(i)	such other documents as we have deemed necessary or appropriate to enable us to express the opinions hereinafter set forth.

For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified or photostatic copies and the authenticity of the originals of such documents, (iii) the due authorization, execution and delivery of all documents by all parties (other than the Company and the Operating Partnership, as to which we express our opinion below) and the validity and binding effect and enforceability thereof (other than the validity, binding effect and enforceability thereof upon the Company and the Operating Partnership, as to which we express our opinion below), (iv) the legal capacity of natural persons, (v) the genuineness of all signatures, and (vi) the conformity of the documents filed with the Commission via the Electronic Data Gathering and Retrieval System, as supplemented by its Interactive Data Electronic Applications system (“EDGAR”), except for required EDGAR formatting changes, to physical copies of the documents prepared by the Company and submitted for our examination. We have also assumed that, at the time of execution, authentication, issuance and delivery of the Company Debt Securities and the OP Debt Securities, the Company Indenture or the OP Indenture, as applicable, will be valid and legally binding obligations of the applicable trustees thereunder.

Based upon the foregoing, and having regard for such legal considerations as we have considered necessary for purposes hereof, we are of the opinion that:

(1)	The Company is a corporation validly existing under the laws of the State of Maryland and is in good standing with the SDAT, and has the requisite corporate power to issue the Company Securities.

(2)	The Operating Partnership is a limited partnership validly existing under the laws of the State of Delaware and is in good standing under the laws of the State of Delaware, and has the requisite partnership power to issue the OP Debt Securities.

Board of Directors

STAG Industrial, Inc.

February 16, 2022

(3)	With respect to the Common Stock, (a) when the terms of the issuance and the sale of the Common Stock have been duly established in conformity with the Charter and the Bylaws and (b) when the Common Stock has been duly issued and sold as contemplated by the Registration Statement, the prospectus contained therein and any applicable prospectus supplement, and if all the foregoing actions are taken pursuant to the authority granted by the Board, or a duly authorized committee thereof, and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Company has received full payment therefor in accordance with the authorization of the Board, or a duly authorized committee thereof, then the Common Stock will be validly issued, fully paid and non-assessable.

(4)	With respect to the Preferred Stock, (a) when the terms of the particular class or series of Preferred Stock and of the issuance and sale of such Preferred Stock have been duly established in conformity with the Charter and the Bylaws, (b) with respect to a particular class or series of Preferred Stock, when Articles Supplementary have been duly filed with and accepted for record by the SDAT establishing the relative powers, designations, preferences, rights, qualifications, limitations or restrictions of such Preferred Stock, and (c) when such class or series of Preferred Stock has been duly issued and sold as contemplated by the Registration Statement, the prospectus contained therein and any applicable prospectus supplement, and if all the foregoing actions are taken pursuant to the authority granted by the Board, or a duly authorized committee thereof, and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Company has received full payment therefor in accordance with the authorization of the Board, or a duly authorized committee thereof, the Preferred Stock will be validly issued, fully paid and non-assessable.

(5)	With respect to the Depositary Shares, (a) when the terms of the particular class or series of Preferred Stock represented by the Depositary Shares and of the issuance and sale of such Depositary Shares have been duly established in conformity with the Charter and the Bylaws, (b) with respect to a particular class or series of Preferred Stock represented by Depositary Shares, when Articles Supplementary have been duly filed with and accepted for record by the SDAT establishing the relative powers, designations, preferences, rights, qualifications, limitations or restrictions of such Preferred Stock and (c) when the Depositary Shares have been duly issued and sold as contemplated by the Registration Statement, the prospectus contained therein and any applicable prospectus supplement, and if all the foregoing actions are taken pursuant to the authority granted by the Board, or a duly authorized committee thereof, and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Preferred Stock represented by the Depositary Shares has been duly delivered to the Depositary under the Deposit Agreement and the Company has received full payment therefor in accordance with the authorization of the Board, or a duly authorized committee thereof, the Depositary Shares will be validly issued.

Board of Directors

STAG Industrial, Inc.

February 16, 2022

(6)	With respect to the Warrants, Rights or Units, (a) when the terms of the particular class or series of Warrants, Rights or Units and of the issuance and sale of such Warrants, Rights or Units have been duly established in conformity with the Charter and the Bylaws, (b) when such Warrants, Rights or Units have been duly issued and sold as contemplated by the Registration Statement, the prospectus contained therein and any applicable prospectus supplement, (c) when the applicable Warrant Agreement, Rights Agreement or Unit Agreement (including a form of certificate representing the Warrants, Rights or Units) has been duly executed and delivered and (d) when the certificates representing such Warrants, Rights or Units, as applicable, have been duly executed and delivered in accordance with the applicable Warrant Agreement, Rights Agreement or Unit Agreement, and if all the foregoing actions are taken pursuant to the authority granted by the Board, and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Company has received full payment therefor in accordance with the authorization of the Board, or a duly authorized committee thereof, then such Warrants, Rights or Units, as applicable, will be validly issued and will constitute legal, valid and binding obligations of the Company, enforceable against the Company under New York law in accordance with the terms of such Warrants, Rights or Units and the terms of the applicable Warrant Agreement, Rights Agreement or Unit Agreement, except as the enforceability thereof may be limited or otherwise affected by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

(7)	With respect to the Company Debt Securities, (a) when the terms of any class or series of Company Debt Securities and of the issuance and sale of such Company Debt Securities have been duly established in conformity with the Charter and Bylaws, (b) when the Company Debt Securities have been duly executed, issued and sold as contemplated by the Registration Statement, the prospectus contained therein and any applicable prospectus supplement, and (c) such Company Debt Securities have been duly authenticated and delivered in accordance with the applicable Company Indenture, and if all the foregoing actions are taken pursuant to the authority granted by the Board, or a duly authorized committee thereof, and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Company has received full payment therefor in accordance with the authorization of the Board, or a duly authorized committee thereof, then, so long as the Company Debt Securities are issued pursuant to the applicable Company Indenture with the appropriate terms of the Company Debt Securities included therein, such Company Debt Securities will be validly issued and will constitute legal, valid and binding obligations of the Company, enforceable against the Company under New York law in accordance with the terms of such Company Debt Securities and the terms of the applicable Company Indenture, except as the enforceability thereof may be limited or otherwise affected by (i) bankruptcy insolvency, reorganization, moratorium, fraudulent transfer and other laws affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

Board of Directors

STAG Industrial, Inc.

February 16, 2022

(8)	With respect to the OP Debt Securities and the Guarantees, (a) when the terms of any class or series of OP Debt Securities and of the issuance and sale of such OP Debt Securities have been duly established in conformity with the Operating Partnership Certificate and the Operating Partnership Agreement, (b) when the terms of any Guarantees of such OP Debt Securities and the issuance of such Guarantees have been duly established in conformity with the Charter and Bylaws, (c) when the OP Debt Securities and the Guarantees, if any, have been duly executed, issued and sold as contemplated by the Registration Statement, the prospectus contained therein and any applicable prospectus supplement, and (d) when such OP Debt Securities and the Guarantees, if any, have been duly authenticated and delivered in accordance with the applicable OP Indenture, and if all the foregoing actions are taken pursuant to the authority granted by the Board, or a duly authorized committee thereof, and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Operating Partnership or the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Operating Partnership or the Company, and the Operating Partnership has received full payment therefor in accordance with the authorization of the Board, or a duly authorized committee thereof, then, so long as the OP Debt Securities are issued pursuant to the applicable OP Indenture with the appropriate terms of the OP Debt Securities included therein, such OP Debt Securities and any Guarantees thereof will be validly issued and will constitute legal, valid and binding obligations of the Operating Partnership and the Company, respectively, enforceable against the Operating Partnership and the Company, respectively, under New York law in accordance with the terms of such OP Debt Securities and such Guarantees, and the terms of the applicable OP Indenture, except as the enforceability thereof may be limited or otherwise affected by (i) bankruptcy insolvency, reorganization, moratorium, fraudulent transfer and other laws affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

Board of Directors

STAG Industrial, Inc.

February 16, 2022

The opinion in paragraph 1 with respect to valid existence and good standing of the Company in the State of Maryland is based solely on the Company Good Standing Certificate. The opinion in paragraph 2 with respect to valid existence and good standing of the Operating Partnership in the State of Delaware is based solely on the Operating Partnership Good Standing Certificate. In expressing the opinions above, we have assumed that (i) any Common Stock or Preferred Stock will not be issued in violation of Article VI of the Charter, as amended or supplemented as of the date hereof, (ii) after the issuance of any Company Securities pursuant to the Registration Statement, the total number of issued shares of Common Stock or Preferred Stock, as applicable, together with the total number of shares of Common Stock or Preferred Stock reserved for issuance upon the exercise, exchange, conversion or settlement, as the case may be, of any exercisable, exchangeable or convertible security then outstanding, will not exceed the total number of authorized shares of Common Stock or Preferred Stock, as applicable, under the Charter, (iii) with respect to each of the Company Debt Securities and the OP Debt Securities, the applicable trustee will have been qualified under the Trust Indenture Act of 1939, as amended, and a Statement of Eligibility of the Trustee on Form T-1 will have been properly filed with the Commission, and (iv) each of the applicable Company Debt Securities, OP Debt Securities, Company Indenture, OP Indenture, Warrant Agreement, Rights Agreement, Unit Agreement or Guarantee will have been duly executed and delivered and governed by and construed in accordance with the laws of the State of New York.

The foregoing opinions are limited to the Maryland General Corporation Law, the Delaware Revised Uniform Limited Partnership Act and the laws of the State of New York, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state laws regarding fraudulent transfers or fraudulent conveyances. To the extent that any matter as to which our opinion is expressed herein would be governed by any provisions other than those set forth in the Maryland General Corporation Law, the Delaware Revised Uniform Limited Partnership Act or the laws of the State of New York, we do not express any opinion on such matter.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement with the Commission on the date hereof and to the use of the name of our firm in the section entitled “Legal Matters” in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

This opinion is limited to the matters stated in this letter, and no opinion may be implied or inferred beyond the matters expressly stated in this letter. This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in the law, including judicial or administrative interpretations thereof, that occur which could affect the opinions contained herein.

Board of Directors

STAG Industrial, Inc.

February 16, 2022

Very truly yours,

/s/ DLA Piper LLP (US)